E.DIGITAL CORPORATION
13114 Evening Creek Drive South, San Diego, California 92128

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held November 6, 2001

TO THE STOCKHOLDERS OF
E.DIGITAL CORPORATION

     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of e.Digital Corporation, a Delaware corporation (the “Company”), will be held at California Center for the Arts, Concert Hall, located at 340 N. Escondido Blvd., Escondido, California 92025, on Tuesday, November 6, 2001, beginning at 2:00 p.m. local time. The Annual Meeting will be held for the following purpose:

     1.     To elect directors of the Company to serve as directors until the annual meeting of stockholders to be held in 2002, until such directors’ successor has been duly elected and qualified or until such directors have otherwise ceased to serve as directors.

     2.    To ratify the appointment of Ernst & Young LLP as independent accountants for the Company for the fiscal year ending March 31, 2002.

     3.    To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed September 13, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

By Order of the Board of Directors /s/ ALFRED H. FALK ——————————— ALFRED H. FALK President and Chief Executive Officer

San Diego, California September 21, 2001	Telephone - (858) 679-1504 Facsimile - (858) 486-3922

e.Digital Corporation
13114 Evening Creek Drive South
San Diego, California 92128

ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 6, 2001

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of e.Digital Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m., local time, on November 6, 2001, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The telephone number of the Company is (858) 679-1504 and its facsimile number is (858) 486-3922. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about September 27, 2001.

RECORD DATE AND VOTING

September 13, 2001 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of September 13, 2001, there were 130,175,406 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), issued and outstanding. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. There are 74 shares of the Company’s non-voting Series C Redeemable Convertible Preferred Stock (the “Series C Stock”) outstanding. With respect to all matters other then the election of directors, the affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted “FOR” the nominees named herein for election as directors and “FOR” the ratification of the selection of Ernst & Young LLP to provide audit services to the Company for the fiscal year ending March 31, 2002.

New York Stock Exchange Rules (“NYSE Rules”) generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of directors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

ELECTION OF DIRECTORS

(Proposal One)

The Company’s bylaws state that the Board of Directors shall consist of not less than four nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at six. A Board of six directors, will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company’s six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and such time as his or her successor is fully elected and qualified or until his or her earlier resignation, removal or death. The nominees have supplied the following background information to the Company:

Name	Age	Principal Occupation	Director Since
Alfred H. Falk	46	President and Chief Executive Officer of the Company since 1997	1997

Robert Putnam	43	Sr. Vice President and Secretary of the Company since 1988	1995

Walter "Skip" Matthews	56	Retired Intel Corp. August 1, 1999 (Manager Intel Marketing Audio Applications, Flash Memory)	1999

Allen Cocumelli	51	Chairman of the Board of Directors of the Company since 2000; Chief Operating Officer of Simple Network Communications Inc. since 1997	1999

Victor G. Ramsauer	46	Shareholder of Levitz, Zacks and Ciceric, CPAs since 1985	2000

Robert Jecmen	52	Retired Intel Corp. August 2000 (Vice President of the Intel Architecture Group, General Manager of the Mobile Products Group)	2000

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

MANAGEMENT

Set forth below is certain information with respect to each of the nominees for the office of director, each director whose term of office will continue after the Annual Meeting and each executive officer and key employee of the Company:

Name	Age	Position
Allen Cocumelli	51	Chairman of the Board and Director, Audit Committee
Alfred H. Falk	46	President, Chief Executive Officer and Director
Robert Putnam	43	Vice President, Secretary and Director
Jim Collier	52	Chief Operating Officer
Walter "Skip" Matthews	56	Director, Audit Committee
Victor G. Ramsauer	46	Director, Audit Committee
Robert Jecmen	52	Director
Renee Warden *	37	Controller
Steve Ferguson *	37	Vice President of Sales & Marketing
Atul Anandpura *	38	Vice President of Research and Development
Norbert Daberko *	44	Vice President of Engineering

* Key employees

Biographical Information

Allen Cocumelli - Mr. Cocumelli was appointed to the Board of Directors on August 25, 1999 and was elected as the Chairman of the Board in April 2000. Mr. Cocumelli has been General Counsel of Simple Network Communications Inc. ("Simplenet") since 1996 and Chief Operating Officer of Simplenet since November 1997. Prior to joining Simplenet, Mr. Cocumelli was in the private practice of law. From 1978 to 1986 Mr. Cocumelli served as a manager in the Components Manufacturing Group and as Director of Corporate Training and Development at Intel. Mr. Cocumelli obtained a B.S. degree in Industrial Psychology from the University of California, Los Angeles in 1972 and a J.D. from Thomas Jefferson University in 1991. Mr. Cocumelli is a member of the California Bar Association.

Alfred H. Falk - Mr. Falk was appointed President and a Director of the Company in January 1997 and on July 1, 1998 he was also appointed as Chief Executive Officer. From March 1995, prior to his appointment as President, he served as Vice President, Business Development and Vice President of OEM and International Sales of the Company. Before joining the Company, Mr. Falk was with Resources Internationale where he served as Director of U.S. Sales from 1993 to 1995. From 1988 to 1993, Mr. Falk was the Manager of OEM Sales and Technology Licensing for Personal Computer Products, Inc. in San Diego. From 1978 to 1988 Mr. Falk held several management positions at DH Technology and was instrumental in its successful start up. Mr. Falk attended Palomar College in San Marcos and Foothill College in Los Altos, California.

Robert Putnam — Mr. Putnam was appointed Secretary of the Company in March 1988 and Vice President in April 1993. He was appointed a Director of the Company in 1995. He served as a Director of American Technology Corporation (“ATC”) from 1984 to September 1997 and served as Secretary/Treasurer until February 1994, President and Chief Executive Officer from February 1994 to September 1997 and currently serves as Vice President, Investor Relations of ATC. Mr. Putnam obtained a B.A. degree in mass communications and advertising from Brigham Young University in 1983. Mr. Putnam devotes only part-time services to the Company, approximately twenty hours per week.

Jim Collier — Mr. Collier joined the Company in April 2000 as Vice President of Operations. In June 2001 he was appointed Chief Operating Officer. Mr. Collier has over twenty years of progressive management experience in the areas of operations, manufacturing, and product management. In addition to various management positions at Analytical Sciences, Inc., and Litton Applied Technology, Mr. Collier's past positions include Worldwide Operations Director at General Instruments Corporation - Satellite Data Network Group, Executive Vice President/Chief Operating Officer at CTX International, and Vice President of Operations at Executone Information Systems. Mr. Collier holds a Bachelor of Science degree in Electrical Engineering from the University of Maryland and is a Certified Product Manager through the University of California, Santa Cruz.

Walter "Skip" Matthews — Dr. Matthews was appointed to the Board of Directors on August 1, 1999. From July 1974 until August 1999, Dr. Matthews was employed by Intel Corporation ("Intel") in various management capacities until his retirement in August 1999. Initially in charge of development of equipment for manufacturing at Intel, Dr. Matthews worked the last eight years marketing Intel's flash memory products. Dr. Matthews's last position with Intel was senior Project Development Manager. Dr. Matthews obtained his B.S. in Chemistry from Duke University in 1966 and his Ph.D. in organic chemistry from Southern Illinois University in 1972. Prior to joining Intel in 1974, Dr. Matthews also completed a National Science Foundation Post-Doctoral Fellowship at Northwestern University.

Victor G. Ramsauer, CPA — Mr. Ramsauer was appointed to the Board of Directors on April 12, 2000. Mr. Ramsauer has been a shareholder at Levitz, Zacks and Ciceric, CPA's since 1985. Prior to joining Levitz, Zacks and Ciceric, Mr. Ramsauer held a manager level position with Price Waterhouse from 1977 to 1985. Mr. Ramsauer received his B.S. degree in Business Administration from California State Polytechnic University, Pomona in 1976. Mr. Ramsauer obtained his CPA license in both California and Nevada in 1980 and 1999, respectively. Mr. Ramsauer is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Nevada Society of Certified Public Accountants.

Robert Jecmen – Mr. Jecmen was appointed to the Board of Directors on September 11, 2000. From June 1976 to August 2000, Mr. Jecmen was employed by Intel in various management capacities until his retirement in August 2000. During this period, Mr. Jecmen held positions of Vice President of the Technology and Manufacturing Group, General Manager of the California Technology and Manufacturing Group and most recently managed Intel’s mobile PC business as Vice President of the Intel Architecture Group. Mr. Jecmen obtained his M.S. in Materials Science from the University of California, Berkeley in 1973.

Renee Warden — Ms. Warden joined the company in 1991 as Accounting Manager and was appointed Controller in June 1997. Ms. Warden attended Palomar College and the accounting program at the University of Phoenix, San Diego, where in 1999 she received her Bachelor's Degree in Business Accounting. In 1999, Ms. Warden was also appointed Chief Accounting Officer, Treasurer and Corporate Secretary for ATC. Ms. Warden devotes only part-time service to the Company, approximately twenty hours per week.

Steve Ferguson —- Mr. Ferguson joined the company in 1999 as Director of Business Development. In 2000, Mr. Ferguson was promoted to Vice President of Sales and Marketing. Prior to joining the Company Mr. Ferguson held the position of Chief Operating Officer and Vice President of Business Development at Enterprise Design Group. From 1995 to 1998 Mr. Ferguson held the position of General Manger for Arena Sports. Mr. Ferguson obtained his B.S. in Business Administration and Physical Education from the University of Iowa and is presently attending San Diego State University's Master Degree program.

Atul Anandpura — Mr. Anandpura joined the Company in 1999 as the Vice President of Research and Development. From 1996 to 1999, Mr. Anandpura held the position of Managing Director for Maycom Europe Ltd. in Surrey U.K. Mr. Anandpura was the lead engineer in the development of a branded MP3 Internet music player for Maycom. Prior to joining Maycom, from 1986 to 1996, Mr. Anandpura held the positions of Electronic Engineer, Senior Design Engineer and Project Manager for Maxon Systems Inc., in Surrey U.K. Mr. Anandpura obtained his Bachelor Engineering Electronics degree from M.S. University in Baroda, India.

Norbert Daberko — Mr. Daberko was appointed Vice President of Engineering in 1994. Prior to his work with the Company, Mr. Daberko served as Project Manager for new product development, engineering testing, and product maintenance for Personal Computer Products, Inc. He has also served as Project Manager for a proprietary hardware development program, the system integration of a military proposal, as well as several other capacities at Electronic Data Systems, Inc., in Richardson, Texas. Mr. Daberko obtained his A.A. from Fullerton College and a B.S.E.E. from California Polytechnic University.

The terms of all directors will expire at the next annual meeting of the Company’s stockholders, or when their successors are elected and qualified. Directors are elected each year, and all directors serve one-year terms. Officers serve at the pleasure of the Board of Directors. There are no arrangements or understandings between the Company and any other person pursuant to which he was or is to be selected as a director, executive officer or nominee. There are no other persons whose activities are material or are expected to be material to the Company’s affairs.

For information concerning beneficial ownership of Common Stock by directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management” below. The Board of Directors met eight times during fiscal 2001. During such fiscal year, each Board member attended all of the meetings of the Board held during the period for which he was a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

Common Stock

The following security ownership information is set forth, as of September 13, 2001, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s outstanding Common Stock and with respect to each director of the Company, each of the executive officers named in the Summary Compensation Table currently employed by the Company, and all current directors, nominees and executive officers as a group (seven persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Title of Class
Alfred H. Falk	2,031,956	(1)	1.5%	Common
13114 Evening Creek Dr. S
San Diego, CA 92128
Robert Putnam	1,487,500	(2)	1.1%	Common
13114 Evening Creek Dr. S
San Diego, CA 92128
Jim Collier	50,000		--	Common
13114 Evening Creek Dr. S
San Diego, CA 92128
Allen Cocumelli	213,500	(4)	*	Common
13114 Evening Creek Dr. S
San Diego, CA 92128
Walter Matthews	112,500	(5)	*	Common
13114 Evening Creek Dr. S
San Diego, CA 92128
Victor Ramsauer	112,500	(5)	*	Common
13114 Evening Creek Dr. S
San Diego, CA 92128
Robert Jecmen	112,500	(5)	*	Common
13114 Evening Creek Dr. S
San Diego, CA 92128
Millennium Partners, LP	24	(6)	32.4%	Series C
666 Fifth Ave. 8th Floor
New York, NY 10103
Entities Affiliated with AIG Soundshore LLC	50	(6)	67.6%	Series C
1281 East Main Street
Stamford, CT 06902
All officers and directors
as a group (7 persons)	4,120,456	(7)	2.7%	Common

(1)	Includes options exercisable within 60 days to purchase 916,956 shares. Excludes unvested options to purchase 848,044 shares.

(2)	Includes options exercisable within 60 days to purchase 362,500 shares and warrants to purchase 500,000 shares. Excludes unvested options to purchase 212,500 shares.

(3)	Includes options exercisable within 60 days to purchase 50,000 shares. Excludes unvested options to purchase 50.000 shares.

(4)	Includes options exercisable within 60 days to purchase 212,500 shares. Excludes unvested options to purchase 12,500 shares.

(5)	Includes options exercisable within 60 days to purchase 112,500 shares. Excludes unvested options to purchase 12,500 shares.

(6)	Represents 22, 12, 9, and 7 shares of Series C Preferred Stock held by AIG Soundshore Holding, Ltd., AIG Soundshore Opportunity Fund Ltd., AIG Soundshore Strategic Holding Fund Ltd., and AIG Soundshore Private Investment Fund Ltd., respectively (collectively, the "AIG Entities").

(7)	Includes options exercisable within 60 days to purchase 1,829,456 shares and warrants on 500,000 shares.

* Less than 1%

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission.

Based solely on a review of copies of such reports furnished to the Company and written representation that no other reports were required during the fiscal year ended March 31, 2001, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The Audit Committee, currently consisting of Messrs. Cocumelli, Matthews and Ramsauer, reviews the audit and control functions of the Company, the Company’s accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company’s auditors, the fees and all non-audit services of the independent auditors and the independent auditors’ opinion and letter of comment to management and management’s response thereto. The Audit Committee was designated on June 7, 2000 and held three meetings during the fiscal year ended March 31, 2001.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter adopted by the Board of Directors on June 7, 2000. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees.” In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also reviewed the independence letter from Ernst & Young LLP required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended March 31, 2002.

By:    The Audit Committee of the Board of Directors:
Date:    June 26, 2001

Allan Cocumelli
Victor Ramsauer
Walter Matthews

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The Compensation Committee, currently consisting of Messrs. Cocumelli, Matthews and Ramsauer, reviews and recommends to the Board the salaries, bonuses and prerequisites of the Company’s executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company’s 1992 and 1994 Stock Option Plans. The Compensation Committee was designated on June 7, 2000 and held six meetings during the fiscal year ended March 31, 2001.

The primary philosophy of the Compensation Committee regarding compensation is to offer packages which reward each of the members of senior management proportionately to each person’s individual performances and to the Company’s overall financial performance and growth during the previous year.

The Board measured individual and team performance on the basis of both quantitative and qualitative factors. The Board believes that the components of executive compensation should include base salary, annual and long-term incentive compensation, stock option grants and other benefits summarized below.

Executive Compensation

Base Salary – Base salaries are intended to be competitive with market rates and are based on an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed on an annual basis.

The Committee’s compensation policies are particularly designed to align executive officer and senior management salaries and bonus compensation to the individual’s performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

Long term incentives. The Company’s long-term incentive program consists of a stock option program pursuant to which the Chief Executive Officer and other executive officers (as well as other key employees) are periodically granted stock options at the then fair market value (or higher prices) of the Company’s Common Stock. These option programs are designed to provide such persons with significant compensation based on overall Company performance as reflected in the stock price, to create a valuable retention device through standard three to five year vesting schedules and to help align employees’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

Director Compensation

Stock Options — Directors have received in the past and may receive in the future stock options pursuant to the Company’s stock option plans.

Standard Compensation — The Company has no other arrangements to pay any direct or indirect remuneration to any directors of the Company in their capacity as directors other than in the form of reimbursement of expenses for attending directors’ or committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth for the years ended March 31, 2001, 2000 and 1999, the cash compensation of Mr. Falk, the Company’s current Chief Executive Officer (the “Named Executive Officer”). No other executive officer of the Company received compensation in excess of $100,000 in that year.

Summary Compensation Table

			Compensation
Name and Principal Position	Fiscal Year	Annual Salary	Bonus	Other	Long Term Compensation Options (# of Shares)		All Other Compensation
Alfred H. Falk, President and	2001	$155,000	$38,750	$24,403	25,000		-0-
Chief Executive Officer	2000	$154,558	$54,250	-0-	1,715,000	(2)	-0-
	1999	$101,885	-0-	-0-	882,000		-0-

(1)	Includes unused vacation pay in the amount of $14,803 and an auto allowance of $9,600 annually.

(2)	An aggregate of 285,000 of these options were voluntarily canceled during fiscal 2001

Option Grants

Shown below is further information on grants of stock options to the Named Executive Officers reflected in the Summary Compensation Table shown above.

Options Grants for Fiscal Year Ended March 31, 2001

Name	Number of Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Alfred H. Falk	25,000	(1)	1.8	$1.75	2/23/06

(1)	These options vested 50% at six months and 50% at twelve months after issuance.

Aggregated Option Exercises and Fiscal Year-end Values

The following table provides information on exercised and unexercised options of the Named Executive Officer at September 13, 2001:

Fiscal Year-End Option Values

			Numbers of Unexercised Options at March 31, 2001		Value of Unexercised In-the-Money Options At March 31, 2001 (1)
Name	Number of Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable		Unexercisable
Alfred H. Falk	648,316	$3,402,743	904,456	835,544	—	(2)	—	(2)

(1)	Based on the last sale price at the close of business on March 31, 2001 of $1.4688.

(2)	All options were out-of-the-money at September 13, 2001.

The Company has not awarded stock appreciation rights to any employee of the Company and has no long-term incentive plans, as that term is defined in Securities and Exchange Commission regulations. The Company has no defined benefit or actuarial plans covering any person.

Employment Agreements

In May 1999, the Company entered into an employment agreement with Alfred H. Falk, the Company’s President and Chief Executive Officer. The employment agreement provides for a base salary of $155,000 per year and certain bonuses as approved by the Board of Directors. The agreement was for a two-year term and the Board of Directors is currently reviewing this agreement. In the event of a non-voluntary termination other than for cause, the employee is entitled to six months severance payment. In the event of a change of control (a new owner controls more than 51% of the Company’s Common Stock) and employee is terminated within 12 months of the change, other than cause, then the employee shall receive a termination payment equal to one year’s then annual salary.

CERTAIN TRANSACTIONS

Conflicts of Interest. Certain conflicts of interest now exist and will continue to exist between the Company and its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. The Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in the Company’s favor. The officers and directors are accountable to the Company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling the Company’s affairs. Failure by them to conduct the Company’s business in its best interests may result in liability to them.

Officer and director Robert Putnam also acts as Vice President, Investor Relations of American Technology Corporation (“ATC”). Ms. Warden is Chief Accounting Officer, Treasurer and Secretary of ATC. The possibility exists that these other relationships could affect Mr. Putnam’s independence as an officer and director of the Company and Ms. Warden’s independence as an officer of the Company. Mr. Putnam and Ms. Warden are obligated to perform their duties in good faith and to act in the best interest of the Company and its stockholders, and any failure on their part to do so may constitute a breach of their fiduciary duties and expose them to damages and other liability under applicable law. While the directors and officers are excluded from liability for certain actions, there is no assurance that Mr. Putnam or Ms. Warden would be excluded from liability or indemnified if they breached their loyalty to the Company.

INDEPENDENT PUBLIC ACCOUNTANTS
(Proposal Two)

For the 2001 fiscal year, Ernst & Young LLP provided audit services, which included examination of the Company’s annual financial statements, timely review of unaudited quarterly financial information. Audit services were provided with the approval of the Board of Directors, which, among other things, considered the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. The Board has selected Ernst & Young LLP to provide audit services to the Company for the fiscal year ending March 31, 2002. The stockholders are being requested to ratify such selection at the Annual Meeting.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
2002 ANNUAL MEETING

Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company’s 2002 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy material for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 13114 Evening Creek Drive South, San Diego, California 92128 and in any event not later than May 30, 2002. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

COMPANY STOCK PRICE PERFORMANCE

Introductory Note: The stock price performance graph below is required by the SEC and will not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The following graph compares the five-year cumulative total return on the Company’s Common Stock to the total returns of 1) Russell 2000 Index and 2) S&P High Technology Sector Index. This comparison assumes in each case that $100 was invested on March 31, 1996 and all dividends were reinvested. The Company’s fiscal year ends on March 31. The past performance of the Company’s Common Stock is no indication of future performance.

	Mar 96	Mar 97	Mar 98	Mar 99	Mar 00	Mar 01
e.Digital Corporation	100	23	4	10	575	84
Russell 2000 Index	100	105	149	125	172	145
S&P High Technology Sector Index	100	135	204	328	580	232

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e.Digital Corporation
Russell 2000 Index
S&P High Technology Sector Index

OTHER BUSINESS OF THE ANNUAL MEETING

Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of accountants. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

MISCELLANEOUS

The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram, or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

San Diego, California September 21, 2001	By Order of the Board of Directors /s/ ALFRED H. FALK —————————————— ALFRED H. FALK President and Chief Executive Officer

e.Digital Corporation
This Proxy is solicited on behalf of the Board of Directors
2001 ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 6, 2001

The undersigned stockholder of e.Digital Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 21, 2001, and hereby appoints Alfred H. Falk and Robert Putnam, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of e.Digital Corporation, to be held on November 6, 2001, at 2:00 p.m., local time, at the California Center for the Arts, Concert Hall, located at 340 N. Escondido Blvd. Escondido, California 92025, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:	___	FOR all nominees listed below (except as indicated)	___	WITHHOLD AUTHORITY to vote for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the following list:

Alfred H. Falk, Robert Putnam, Walter "Skip" Matthews, Allen Cocumelli, Victor G. Ramsauer and Robert Jecmen.

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP, AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2002:

___ FOR	___ AGAINST	___ ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

(Continued on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION AND NO ABSTENTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE TELEPHONE NUMBER OF THE COMPANY IS (858) 679-1504 AND ITS FACSIMILE NUMBER IS (858) 486-3922.

DATED: , 2001

Signature

Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).

|__| I PLAN TO ATTEND THE MEETING

Attach label here

Even if you plan to join us at the meeting,

Please. . .

Sign, date, and return your proxy in the enclosed, postage paid envelope.

Thank You